EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Hancock Holding Company:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Hancock Holding Company of our report dated February 27, 2009, with respect to the consolidated statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2008, which report appears in the December 31, 2010 annual report on Form 10-K of Hancock Holding Company.

/s/ KPMG LLP
Birmingham, Alabama
March 21, 2011